Exhibit 10.12
ALLOT COMMUNICATIONS LTD KEY EMPLOYEE SHARE INCENTIVE PLAN (2003)
1.	Name:

This plan, as amended from time to time, shall be known as the “Allot Communication Ltd. Stock Option Plan (2003)” (the “Plan”).

2.	Purpose:

The purpose and intent of the Plan is to provide incentives to employees, directors, consultants and service providers of Allot Communications Ltd. (the “Company”) and its Affiliates by providing them with opportunities to purchase shares in the Company, pursuant to a plan approved by the Board of Directors of the Company which is designed to benefit from, and is made pursuant to, the provisions of Section 102 and/or 3(i) of the Israeli Income Tax Ordinance [New Version], 1961 (hereinafter — the “Ordinance”) and shall comply with Amendment no. 132 of the Ordinance and the rules, promulgated thereunder, as may be amended or replaced from time to time. Options to purchase the Company’s Ordinary Shares may be issued to employees, directors, consultants and service providers of the Company and its Affiliates.

3.	Definitions.
3.1	“Affiliate” means an affiliate of the Company which is an “employing company” within the meaning of Section 102(a) of the Ordinance.

3.2	“Approved 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Grantee.

3.3	“Capital Gain Option (CGO)” means an Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

3.4	“Cause” means, henceforth and hereinafter, with respect to both Employees and Non Employees (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal to carry out a reasonable directive of the CEO, Board or the Grantee’s direct supervisor which involves the business of the Company or its Affiliates and was capable of being lawfully performed; (iii) theft or embezzlement of funds or assets of the Company or its Affiliates and/or commission of an act of fraud against the Company; (iv) any breach of the Grantee’s fiduciary duties or duties of care of the Company, including without limitation disclosure of confidential information of the Company; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company.

3.5	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

3.6	“Eligible Grantee” means the person to whom options shall be granted.

3.7	“Employee” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder.

3.8	“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person providing services to the Company or an Affiliate who is not an Employee.

3.9	“Ordinary Income Option (OIO)” means an Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1)of the Ordinance.

3.10	“102 Option” means any Option Awards granted to Employees pursuant to Section 102 of the Ordinance.

3.11	“3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non- Employee.

3.12	“Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

3.13	“Trustee” means any individual appointed by the Company to serve as a trustee and approved by the Israeli Tax Authorities, all in accordance with the provisions of Section 102(a) of the Ordinance.

3.14	“Unapproved 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.
4.	Administration:
4.1.	The Plan will be administered by the Board, according to the recommendations of the Share Incentive Committee (the “Committee”), which will consist of such number of Directors of the Company (not less than two (2) in number), as may be fixed from time to time by the Board of Directors of the Company. The Board of Directors shall appoint the members of the Committee and may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused. If a Committee is not appointed, the term Committee, whenever used herein, shall mean the Board.

4.2.	The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions at a meeting of the Committee at which all its members are present, or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

4.3.	Subject to the general terms and conditions of this Plan, the Board of Directors shall have full authority to determine, and the Committee shall have full authority to recommend to the Board, in its discretion, from time to time and at any time (i) the persons (“Grantees”) to whom “Option Awards” (as hereinafter defined) shall be granted, (ii) the number of shares to be covered by each Option Award, (iii) the time or times at which the same shall be granted, (iv) the price, schedule and conditions on which such Option Awards may be exercised and the underlying shares paid for, (v) whether the Option Awards are CGI, OIO, Unapproved 102 Options or 3(i) Options, and/or (vi) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

4.4.	The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option Award granted thereunder.

4.5.	The interpretation and construction by either of the Board of Directors or the Committee of any provision of the Plan or of any Option Award thereunder shall be final and conclusive unless otherwise determined by the Board of Directors.

4.6.	The Board of Directors of the Company is empowered to act in place of the Committee if it deems fit, and in any event, it will have the final authority and powers in any matter relating to the Plan.
5.	Issuance of Options
5.1	The Committee (or the Board, if the law so requires) in its discretion may award to Grantees options to purchase shares in the Company available under the Plan (“Option Awards”). The date of grant of each Option Award shall be the date specified by the Committee at the time such award is made.

5.2	The persons eligible for participation in the Plan as Grantees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; and (ii) Non-Employees and/or Controlling Shareholders may only be granted 3(i) Options

5.3	The Company may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

5.4	The grant of Approved 102 Options shall be made under this Plan adopted by the Board , and shall be conditioned upon the approval of this Plan by the Israeli Tax Authorities.

5.5	Approved 102 Options may either be classified as Capital Gain Options (“CGOs”) or Ordinary Income Options (“OIOs”), as per the Board’s decision.

5.6	No Approved 102 Options may be granted under this Plan to any Eligible Grantee, unless and until, the Company’s election of the type of Approved 102 Options as CGI or OIO granted to Employees (the “Election”), is appropriately filed with the Israeli Tax Authorities. Such Election shall become effective beginning the first date of grant of an Approved 102 Option under this Plan and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Eligible Grantees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

5.7	All Approved 102 Options must be held in trust by a Trustee, as described in Section 7 below.

5.8	For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102.

5.9	The instrument granting an Option Award shall state, inter alia, the number of shares covered thereby, the dates when it may be exercised, the option price, the schedule on which such shares may be paid for, the type of Options granted (whether CGI, OIO, Unapproved 102 Options or 3(i) Options), the vesting provisions, exercise price and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with this Plan.
6.	Eligible Grantees:
6.1.	No Option Award may be granted by the Option Committee to any person serving as a member of the Committee at the time of the grant (but such Options Awards may be granted by the resolution of the Board of Directors).

6.2.	No 102 Option may be granted to a Controlling Shareholder, or any person who will become a Controlling Shareholder, as a result of the Option Award.

6.3.	Subject to the limitation set forth in this Plan, Option Awards may be granted to any officer, key employee or other employee of the Company, its subsidiaries and Affiliates, as well as to Non-Employees of the Company.
7.	Trustee:
7.1	The Option Awards, including the Approved 102 Options and/or shares in the Company which will be issued upon the exercise of the Option Awards and/or any other shares received subsequently following any realization of rights, will be held in trust and registered under the name of a trustee (the “Trustee”) who will hold the same pursuant to the Company’s instructions from time to time. In no event will the Trustee release the shares before the later of (i) the initial public offering (“IPO”) of the shares of the Company or an M&A transaction where all or a substantial part of the securities of the Company are sold (the earlier of the two) or (ii) the lapse of the period of time as required by Section 102 or any regulation, rule, order or procedure promulgated thereunder. In the event the requirements for Approved 102 Options are not met, then the Approved 102 Options shall be regarded as Unapproved 102 Options, all in accordance with the provisions of Section 102. The Trustee shall empower the Board of Directors (as a group by a decision of the majority thereof) with all the voting rights of the shares and shall not exercise the voting rights in any other way whatsoever. So long as the Company’s shares are not registered for trading on a recognized stock exchange the Grantees (and the Trustee on their behalf) shall have no voting rights by virtue of the shares purchased under this plan resulting from the exercise of any Option Awards held and/or any right to receive reports or notices and/or to participate in the General Meeting of the Shareholders of the Company, which rights shall be granted to the Board of Directors as aforesaid.

7.2	Notwithstanding anything to the contrary, the Trustee shall not release any Ordinary Shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Grantee’s tax liabilities arising from Approved 102 Options which were granted to him and/or any Ordinary Shares allocated or issued upon exercise of such Options.

7.3	The Grantee hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Plan, or any Option Aware and/or Approved 102 Option or Ordinary Share granted to him thereunder.

8.	Reserved Shares:

The Company has reserved 3,200,000 authorized but unissued Ordinary Shares (nominal value NIS 0.01 per share) for purposes of the Plan, subject to adjustment as provided in Section 12 hereof. The Company may use any reserved but not granted options of previous plans, or unused options returned from previous plans for this Plan. All shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through the Option Awards under the Plan.

9.	Option Price:

The price per share covered by each Option Award shall be as determined by the Committee (or the Board, if the law so requires) on the date of grant, provided that such price per share for any Option Award shall not be less than the par value of the share.

10.	Exercise of Option Award:
10.1.	Option Awards shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan.

10.2.	An Option Award, or any part thereof, shall be exercisable by the Grantee’s signing and returning to the Company at its principal office, with a copy to the Trustee, a “Notice of Exercise” which will also constitute a Share Incentive Agreement (the “Agreement”) in such form and substance as may be prescribed by the Committee from time to time, under its sole discretion. Subject to all other sections in this plan, a Grantee may exercise Option Award granted to him according to his vesting period. The Vesting Schedule will continue to run as long as the Employee or Non-Employee is still employed by or providing services to the Company or an Affiliate as the case may be.

10.3.	Anything herein to the contrary notwithstanding, but without derogating from the provisions of Sections 7 and 11 hereof, if any Option Award or any part thereof, has not been exercised and the shares covered thereby not paid for within ten years after the date of grant (or any other period set forth in the instrument granting such Option Award pursuant to Section 10), such Option Award, or such part thereof, and the right to acquire such shares, shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and, in the event that in connection with such unexercised options any shares are held in trust as aforesaid, such trust shall ipso facto expire and the Trustee shall thereafter hold such shares in an unallocated pool until instructed by the Company that some or all of such shares are again to be held in trust for one or more Grantees.

10.4.	Each payment for shares under an Option Award shall be in respect of a whole number of shares, shall be effected in cash or by a cashier’s or certified check payable to the order of the Company, or such other method of payment acceptable to the Company, and shall be accompanied by a notice stating the number of shares being paid for thereby.

10.5.	In the event that the Company will distribute cash dividends or any other cash payments to shareholders, then the dividends (or cash payments) relating to the shares already exercised will be transferred to the Trustee, who will transfer dividends (or cash payments) to Grantees who exercised the Option Awards to the extent exercised.

Each Grantee will be fully liable as a shareholder in the Company to the extent of the number and percentage of shares held on his behalf by the Trustee, as a result of the exercise of any Option Award, up to the nominal value of his shares.
11.	Termination of Employment/Provision of Services:
11.1.	Subject to the provisions of Section 11.3 hereof, if a Grantee should, for any reason, cease to be employed by the Company or an Affiliate, as the case may be, or cease providing services to the Company or an Affiliate thereof, as the case may be, then all of his rights, if any, in respect of (a) all Option Awards theretofore granted to him under the Plan and not exercised (to the extent that they are exercisable at the time of termination of employment or provision of services) within thirty (30) days after such cessation of employment/provision of services, and (b) all shares which may be purchased by him under the Plan and which are not fully paid for within thirty (30) days after such cessation of employment/provision of services, shall ipso facto terminate. Grantee will immediately pay any tax resulting from such an exercise.

11.2.	In the event of such resignation or termination of employment or provision of services of a Grantee from the employ of the Company or an Affiliate, his employment or provision of services shall, for the purposes of this Section 13 be deemed to have ceased upon the delivery to the Company or an Affiliate of notice of resignation, or upon the delivery to the Employee/Non-Employee of notice of termination of employment/provision of services, as the case may be, irrespective of the effective date of such resignation or termination of employment/provision of services.

11.3.	In the event of termination of employment or provision of services by the Company for Cause as defined in Section 3.4 above (hereinafter “Termination for Cause”), the Grantee’s right to exercise vested Option Awards shall terminate immediately upon such termination, and all such Option Awards shall be forfeited without any payment being due. In addition the Company (if and as permitted by law) and/or any Affiliate and/or any other person or entity designated for this purpose by the Company will be entitled to repurchase, with no time limit, any or all of the shares purchased under this plan resulting from the exercise of any Option Awards exercised prior to the date of the repurchase. The price paid for each share will be determined by the Committee, in its sole discretion, but shall not be less than the exercise price paid by the Employee/Non-Employee for the Shares. Any Shares back purchased under this subsection 11.3 will be released from the trust upon the back purchase, subject to Section 102 of the Ordinance.

11.4.	Subject to Section 11.3 above, the shares exercised will continue to be held by the Trustee on behalf of the Grantee until the sale of such shares by the Grantee, which may not occur prior to the occurrence of the later of (i) the initial public offering (“IPO”) of the shares of the Company or an M&A transaction where all or a substantial part of the securities of the Company are sold (the earlier of the two) or (ii) the lapse of the period of time as required by Section 102 or any regulation, rule, order or procedure promulgated thereunder.

11.5.	Death, Disability, Retirement:
     Anything herein to the contrary notwithstanding:
11.5.1	If a Grantee shall die while in the employ of, or providing services to, the Company or any Affiliate, his estate, to the extent that it has acquired by will or by operation of law the rights of the deceased Grantee under the Plan, shall be entitled for a period of four (4) months following the date of death of such Grantee, to exercise such rights of such Grantee not theretofore exercised, to the same extent (but only to the extent), and on the same terms, as the deceased Grantee could have done during or at the end of such four-month period had he survived and had he continued his employ with the Company.

11.5.2	If a Grantee is unable to continue to be employed by, or provide services to, the Company or any Affiliate by reason of his becoming incapacitated while in the employ of, providing services to, the Company or any Affiliate as a result of an accident or illness or other cause which is approved by the Committee, such Grantee shall continue to enjoy rights under the Plan on such terms and conditions as the Committee in its discretion may determine.
11.6.	If a Grantee should retire, he shall continue to enjoy such rights, if any, under the Plan and on such terms and conditions as the Committee in its discretion may determine.

11.7.	The Company and any Grantee acknowledge that, in case of cessation of employment before the period of time as required by Section 102 or any regulation, rule, order, or procedure promulgated thereunder from the date of the grant of an Option Award was completed, the benefits provided in Section 102 of the Ordinance may not be available to the Grantee, and the Company may be required to withhold tax on the date of the issuing of shares according to the Option Awards, and be subject to any other obligations under law regarding the granting of such Option Awards. In the event that the requirements for Approved 102 are not met, then the Approved 102 Options shall be regarded as Unapproved 102 Options, all in accordance with the provisions of Section 102.

11.8.	In any event, a period of time where an Employee is on leave without pay, whether according to a contract, law or otherwise, shall not be taken into account for purposes of this Plan, the vesting period and any other of such Employee’s rights resulting from the Plan will cease as of the date such leave begins and will begin again if the Employee returns to work. Notwithstanding the foregoing, the date of cessation of employment for the purposes of Section 11.1 above shall be the date the Employee or the Company, as applicable, decides that the Employee will not return to work following the leave without pay.
12.	Adjustments:

Upon the happening of any of the following described events, a Grantee’s rights to purchase shares under the Plan shall be adjusted as hereinafter provided:
12.1.	In the event the Ordinary Shares of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a consolidation, reorganization, recapitalization or the like, the Ordinary Shares of the Company shall be exchanged for other securities of the Company, then, upon the exercise of an Option Award, each Grantee shall be entitled, subject to the conditions herein stated, to purchase such number of Ordinary Shares or amount of other securities of the Company as were exchangeable for the number of Ordinary Shares of the Company which such Grantee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange.

12.2.	In the event that the Company shall issue any of its Ordinary Shares or other securities as bonus shares (stock dividend) upon or with respect to any shares which shall at the time be subject to a right of purchase by a Grantee hereunder, each Grantee, upon exercising such right, shall be entitled to receive (for the purchase price payable upon such exercise), the shares as to which he is exercising his said right and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such bonus shares (stock dividend) were declared, and such amount of cash in lieu of fractional shares, as is equal to the amount of shares and the amount of cash in lieu of fractional shares which he would have received had he been the holder of the shares as to which he is exercising his said right at all times between the date of the granting of such right and the date of its exercise.

12.3.	Upon the happening of any of the foregoing events, the class and aggregate number of Ordinary Shares issuable pursuant to the Plan, in respect of which Option Awards have not yet been granted, shall also be appropriately adjusted to reflect the events specified in Sections 12.1 and 12.2 above.

12.4.	The Committee shall determine the specific adjustments to be made under this Section 12, and its determination shall be conclusive.

12.5	In the event of the proposed acquisition of the Company by means of merger (with or into another entity), in which the outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring company or its subsidiary, or in the event of the sale of all or substantially all of the assets of the Company, the Committee shall notify each Grantee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, each Option shall terminate immediately prior to the consummation of such proposed action (for avoidance of doubt, all options which have not yet been vested at that time shall also terminate at that time). However, in the event of the proposed consolidation or the merger of the Company with or into another corporation, the Committee may, at its absolute discretion and without obligation to, agree that instead of such termination: (i) each unexercised Option, if possible, shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation; or (ii) the Company shall pay to the Grantee such an amount equivalent to the valuation of such Grantee’s unexercised Options (on an as converted basis) at that time.
13.	Assignability and Sale of Shares:
13.1.	Except as provided for in Section 11.5 hereinabove, no Option Award and for as long as shares are held in trust by the Trustee, no shares purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right to them given to any third party whatsoever, and during the lifetime of the Grantee each and all of his rights to purchase shares hereunder shall be exercisable only by him.

13.2.	The Grantee will not be allowed to sell any shares purchased pursuant to the exercise of Option Awards for as long as such shares are held in trust by the Trustee.

14.	Term and Amendment of the Plan:
14.1.	The Plan was adopted by the Board of Directors of the Company on March 12, 2003 and shall expire 10 years thereafter (except as to Option Awards outstanding on that date).

14.2.	Subject to applicable laws, the Board of Directors may, at any time and from time to time, terminate or amend the Plan in any respect. In no event will any action of the Company alter or impair the rights of a Grantee, without his consent, under any Option Award previously granted to him.
15.	Continuance of Employment:

Neither the Plan nor the Agreement shall impose any obligation on the Company or an Affiliate thereof to continue to keep any Grantee in its employ or service, and nothing in the Plan or in any Option Award granted pursuant thereto shall confer upon any Grantee any right to continue in the employ or service of the Company or an Affiliate thereof, or restrict the right of the Company or an Affiliate thereto to terminate such employment at any time.

16.	Governing Law:

The Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

17.	Application of Funds:

The proceeds received by the Company from the sale of shares pursuant to Option Awards granted under the Plan will be used for general corporate purposes of the Company or an Affiliate.

18.	Tax Consequences:

Any tax consequences arising from the grant or exercise of any Option Award, from the payment for shares covered thereby or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee. Furthermore, the Grantee shall agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

19.	Fair Market Value For Tax Purposes

Solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system, the fair market value of the Ordinary Shares at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant.

20.	Integration Of Section 102 And Tax Assessing Officer ’s Permit
20.1.	With regards to Approved 102 Options, the provisions of the Plan and/or the Appendix and/or the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Appendix and of the Option Agreement.

20.2.	Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Appendix or the Option Agreement, shall be considered binding upon the Company and the Grantees.
21.	Restriction Period

In the event of an IPO, the Grantee will agree to any conditions relating to lock up commitments as agreed between the managing underwriter and the Company, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Ordinary Shares of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as may be requested by the underwriters.